ON-SITE
    COMPUTER
    SOLUTIONS     2116 Hancock Drive
                  Austin, TX 78756
                  www.osws.com
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                                            May 19,1999


                      National Senior Tour
                     nationalseniortour.com

    Project Definition:

         Design national / International presence for the National Senior Golf Tour exhibiting multiple
         Satellite sites for each tournament. The web site will showcase the tour stops in each city while providing a venue for E-Commerce merchandising & marketing.

    Need Analysis:

         - Graphic development for tour presence / Image
         - Production forum for the inclusion of future tournament stops
         - E-Commerce vehicle & shopping cart

    Costs:

         Graphic Design            50 hours
         Production                50 hours
         E-Commerce                30 hours
         Technical Direction       20 hours
         Quality Assurance         15 hours
         Account Management        20 hours

                                                   $23,475


    Approval to proceed

    /s/ Eddie Pearce              May 20, 1999
    ----------------              ---------------
    Signature                     Date


    All estimates area valid for a period of three months from client authorization. A 50% down payment is due upon authorization for production commencement. On-Site Computer Solutions reserves the right to charge a 5% monthly late-payment Interest for all dues not collected after 30 days from billing. On-Site Computer Solutions reserves all rights to work completed until receipt of payment in full. If termination of this agreement is ever desired, the client will be billed for all time incurred up to the date of termination at a rate of $125 an hour. On-Site computer solutions must receive written notice of termination.

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       NETWORK SOLUTIONS / WEB SOLUTIONS / MARKETING SOLUTIONS